Exhibit 6
                                                                       ---------

                                SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

                               SERIES 2001-1 TRUST

                                     between

                             LEHMAN ABS CORPORATION,

                                  as Depositor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee

                       CORPORATE BACKED TRUST CERTIFICATES

                          Dated as of January 16, 2001









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                                TABLE OF CONTENTS


                                                                           PAGE

Section 1.Incorporation of Standard Terms....................................1

Section 2.Definitions........................................................1

Section 3.Designation of Trust and Certificates..............................7

Section 4.Trust Certificates.................................................8

Section 5.Distributions......................................................8

Section 6.Trustee's Fees....................................................10

Section 7.Optional Exchange; Optional Call..................................10

Section 8.Events of Default.................................................12

Section 9. Miscellaneous....................................................12

Section 10 Governing Law....................................................15

Section 11 Counterparts.....................................................15

Section 12 Termination of the Trust.........................................15

Section 13 Sale of Underlying Securities....................................15

Section 14. Amendments......................................................15

Section 15.Voting of Underlying Securities, Modification of Indenture.......16



SCHEDULE I      SERIES 2001-1 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A       STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B-1     FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT B-2     FORM OF TRUST CERTIFICATE CLASS A-2




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                                SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

                               Series 2001-1 TRUST

           SERIES SUPPLEMENT, Series 2001-1, dated as of January 16, 2001 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                              W I T N E S S E T H:

           WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

           WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") into the Trust;

           WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust; and

           WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

           Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 2001-1 Certificates and the transactions described herein.

           Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

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           "Accreted Principal Amount" for the Class A-2 Certificates means for each six-month period from and including each date specified in Schedule II hereof to but excluding the next such date, the amount specified in Schedule II as the "Ending Balance" for such beginning date.

           "Available Funds" shall have the meaning specified in the Standard Terms, except that investment income earned on funds invested pursuant to
Section 3.05 of the Standard Terms and proceeds of redemption of the Underlying Securities shall be included in Available Funds.

           "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or
(iii) a day that is not a business day for the purposes of the Underlying Securities Indenture.

           "Call Date" shall mean any date occurring on or after January 15, 2006, or after the announcement of any redemption or other unscheduled payment of the Underlying Securities on which the Call Rights are exercised and the proceeds of an Optional Call are distributed to holders of the Certificates pursuant to Section 7 hereof.

           "Call Price" shall mean, for each related Call Date, (i) in the case of the Class A-1 Certificates, the principal amount of the Class A-1 Certificates to be purchased by the Rights Holder on such date, plus any accrued and unpaid interest on such amount to but excluding the Call Date and (ii) in the case of the Class A-2 Certificates, the Accreted Principal Amount of the Class A-2 Certificates to be purchased by the Rights Holder on such date.

           "Call Request" shall have the meaning specified in Section 7(b) hereof.

           "Call Rights" shall mean the rights to purchase in whole or in part at the Call Price the Certificates, and thereby cause an Optional Call of the Certificates on any Call Date pursuant to the Optional Call provisions of
Section 7 hereof.

           "Certificate Account" shall have the meaning specified in the Standard Terms.

           "Certificates" shall have the meaning specified in Section 3(a) hereof.

           "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit B-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

           "Class A-2 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit B-2, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions


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to be made by the Trust and having the characteristics described herein and in the Certificates.

           "Closing Date" shall mean January 16, 2001.

           "Collection Period" shall mean, (i) with respect to each July Distribution Date, the period beginning on the day after the January Distribution Date and ending on such July Distribution Date, inclusive and, (ii) with respect to each January Distribution Date, the period beginning on the day after the July Distribution Date of a given year and ending on the January Distribution Date of the following year, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

           "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

           "Currency" shall mean United States Dollars.

           "Depository" shall mean The Depository Trust Company.

           "Distribution Date" shall mean January 15 and July 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on July 15, 2001 and ending on the Final Scheduled Distribution Date (absent the exercise by the Underlying Securities Issuer of its right to defer interest payments) or any date on which the Underlying Securities Issuer exercises an optional redemption right.

           "Eligible Account" shall have the meaning specified in the Standard Terms.

           "Eligible Investments" shall be as defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the rating of the Underlying Securities, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to any related Distribution Date and that any such investment be denominated in U.S. dollars.

           "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default" in the Indenture for the Junior Subordinated Debentures.

           "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

           "Final Scheduled Distribution Date" shall mean January 15, 2027.


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           "Indenture" shall mean the indenture pursuant to which the assets of the Underlying Securities Issuer were issued.

           "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including January 16, 2001) to but excluding the current Distribution Date.

           "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

           "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

           "Maturity Date" shall have the meaning specified in Schedule I hereto.

           "Moody's" shall mean Moody's Investors Service, Inc.

           "Optional Call" shall mean the call of the Certificates by the Rights Holder, in whole or in part, resulting from the exercise of Call Rights by the Rights Holder, pursuant to Section 7 hereof.

           "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities, pursuant to Section 7 hereof.

           "Optional Exchange Date" shall mean any Distribution Date on which Underlying Securities subject to Optional Exchange are distributed to the Depositor or any of its Affiliates, as a Certificateholder.

           "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

           "Prepaid Ordinary Expenses" shall be zero for this Series.

           "Prospectus Supplement" shall mean the Prospectus Supplement, dated January 4, 2001, relating to the Certificates.

           "Rating Agency" shall mean Moody's and S&P.

           "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

           "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.


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           "Required Interest" shall have the meaning specified in the Standard
Terms.

           "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights unless the subject amendment requires the vote of holders of only one Class of Certificates pursuant to the Standard Terms, in which case 66-2/3% of the Certificate Principal Amount of such Class.

           "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

           "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

           "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

           "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

           "Rights Holder" shall mean the holder of the Call Rights.

           "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc.

           "Series" shall mean Series 2001-1.

           "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

           "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto and the Certificate Account.

           "Underlying Securities" shall mean $46,851,000 aggregate principal amount of 7.54% Cumulative Capital Securities due January 15, 2027 issued by the Underlying Securities Issuer, as set forth on Schedule I attached hereto.

           "Underlying Securities Issuer" shall mean JPM Capital Trust I.

           "Underlying Securities Trustee" shall mean U.S. Bank Trust National Association.

           "Underwriters" shall mean Lehman Brothers Inc., an affiliate of the Depositor, Prudential Securities Incorporated and UBS Warburg LLC.


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           "Voting Rights" shall, in the entirety, be allocated among all Class
A-1 Certificateholders and Class A-2 Certificateholders in proportion to the then unpaid principal amounts of their respective Certificates.

           (b) The terms listed below are not applicable to this Series.

           "Accounting Date"
           "Administrative Fees"

           "Advance"

           "Allowable Expense Amounts"

           "Basic Documents"

           "Calculation Agent"

           "Call Premium Percentage"

           "Credit Support"

           "Credit Support Instrument"

           "Credit Support Provider"

           "Cut-off Date"

           "Eligible Expense"

           "Exchange Rate Agent"

           "Fixed Pass-Through Rate"

           "Floating Pass-Through Rate"

           "Guaranteed Investment Contract"

           "Letter of Credit"

           "Limited Guarantor"

           "Limited Guaranty"

           "Minimum Wire Denomination"

           "Notional Amount"


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           "Optional Exchange Date"

           "Pass-Through Rate"

           "Place of Distribution"

           "Purchase Price"

           "Required Premium"

           "Required Principal"

           "Requisite Reserve Amount"

           "Retained Interest"

           "Sale Procedures"

           "Sub-Administration Account"

           "Sub-Administration Agreement"

           "Sub-Administration Agent"

           "Surety Bond"

           "Swap Agreement"

           "Swap Counterparty"

           "Swap Distribution Amount"

           "Swap Guarantee"

           "Swap Guarantor"

           "Swap Receipt Amount"

           "Swap Termination Payment"

           Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate -Backed Trust Certificates, Series 2001-1 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate -Backed Trust Certificates, Series 2001-1." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

           (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibits B-1 and B-2. The Class A-1 Certificates shall be issued in


                                       7
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denominations of $25. The Class A-2 Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. One Class A-2 Certificate may be issued in an amount that is not an integral multiple of the applicable minimum denomination. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

           (b) The Class A-1 Certificates have an initial aggregate Certificate Principal Amount of $45,000,000. The Class A-2 Certificates have an initial aggregate Certificate Principal Amount of $1,851,000.

           (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 7.85% per annum on the outstanding Certificate Principal Amount of the Class A-1 Certificates. The Class A-2 Certificates shall not bear interest. On July 15, 2001, the Trustee will pay to the Depositor the amount of interest accrued on the Underlying Securities from January 15, 2001 to but not including the Closing Date.

           Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

           (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

           (ii) all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

           Section 5. Distributions. (a)On each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows (subject to Section 5(b) below), in the following order of priority:

           (i) the Trustee will pay the interest portion of Available Funds:

                  (a) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders;

                  (b) second, to the holders of the Class A-1 Certificates, as interest at the rate of 7.85% per annum (subject to Section 5(b) hereof) on the principal amount of the Class A-1 Certificates; and

                  (c)      third, any remainder to the Depositor.

           (ii) the Trustee will pay the principal portion of Available Funds:


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                  (a)      first, to the Trustee, as reimbursement for any
                           remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

                  (b) second, to the holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata in the proportion that the outstanding principal amount of the Class A-1 Certificates bears to the outstanding principal amount of the Class A-2 Certificates.

           (b) Distributions of interest on the Class A-1 Certificates shall be deferred in the event of the deferral of payment on the Underlying Securities. Distributions on the Underlying Securities may be deferred pursuant to the Underlying Securities Indenture for up to ten consecutive semiannual interest periods (each a "Deferral Period") provided that no Deferral Period may extend beyond the Final Scheduled Maturity Date. During any Deferral Period, interest on the Underlying Securities will continue to accrue at the applicable rate per annum compounded semi-annually. However, interest that accrues on deferred and compounded interest on the Underlying Securities will not be sufficient to pay interest at the otherwise applicable rate of 7.85% on deferred and compounded interest on the Class A-1 Certificates. Interest on deferred and compounded interest on the Class A-1 Certificates will be owing only to the extent that such interest is actually received by the Trustee on the Underlying Securities.

           (c) Notwithstanding any other provision hereof, amounts recovered in respect of the Underlying Securities prior to the Final Scheduled Distribution Date following (i) an acceleration of the date of maturity of the Underlying Securities, (ii) the redemption or other prepayment of the Underlying Securities by the Underlying Securities Issuer or (iii) the sale of the Underlying Securities by the Trust, shall be distributed pursuant to the priorities specified in Section 5(a) hereof. The Certificates shall be subject to a mandatory redemption on any Distribution Date on which the Underlying Securities are redeemed by the Underlying Securities Issuer.

           (d) Notwithstanding any other provision hereof, in the event of the occurrence of (i) a payment default on the Underlying Securities or (ii) an acceleration of the date of maturity of the Underlying Securities in connection with a default thereon, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, provided that, holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities. If the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6)


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Salomon Smith Barney Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of such sale or of an acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds.

           (e) In the event that the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such property to the holders of Certificates then outstanding and unpaid, pro rata by principal amount (after deducting the costs incurred in connection therewith). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis.

           (f) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

           (g) If a payment with respect to the Underlying Securities is made to the Trustee after the payment date of the Underlying Securities on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be five Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

           Section 6. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Notwithstanding any language to the contrary in the Standard Terms or in this Series Supplement, on each Distribution Date the Trustee shall be paid by the Depositor one half of the annual Trustee's Fee. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.


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           (b) Extraordinary Expenses shall not be paid out of the Trust
Property unless all the Certificateholders of each of Class A-1 and Class A-2 Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of certificateholders to reimburse the Trustee.

           Section 7.  Optional Exchange; Optional Call.

           (a) (i) On each Distribution Date (or, if the Depositor or an Affiliate of the Depositor holds all of the Certificates, on any other date) any Affiliate of the Depositor, if it is then the holder of Class A-2 Certificates of a certain principal amount and Class A-1 Certificates representing a like percentage of the principal amount thereof, may tender such Certificates to the Trustee on such date and receive a distribution of Underlying Securities representing a like percentage of the Underlying Securities to the percentages of the Class A-1 Certificates and Class A-2 Certificates being tendered by the Depositor or Affiliate to the Trustee; provided, however, that any right to exchange shall be exercisable only (a) to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that such exchange would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes and (b) to the extent permitted under Section 7(a)(iv) hereof.

           (ii) Any such Affiliate of the Depositor must provide notice to the Trustee (an "Exchange Request") no less than 15 days (or such shorter period acceptable to the Trustee) but not more than 30 days prior to an Optional Exchange Date that it requests an Optional Exchange of Certificates on such Optional Exchange Date.

           (iii) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

           (iv) Any such Optional Exchange by any Affiliate of the Depositor, will be subject to the following restrictions: (a) certification to the Trustee that any Certificates to be exchanged have been held for a minimum of six months and (b) each Optional Exchange is limited in amount to a maximum of 5% (except for Certificates acquired by the Underwriter but never distributed to investors, in which case 25%) of the then outstanding principal amount of the Class A-2 Certificates, provided, however, that such restrictions shall not apply to the exchange of Certificates that were acquired pursuant to Section 7(b).


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           (v) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section. This Section 7 shall not provide the Depositor with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

           (b) (i) On any Call Date, the Certificates may be called at the Call Price, in whole or in part, by the Rights Holder, or an affiliate thereof, upon payment of the Call Price on or prior to such Call Date.

           (ii) The Rights Holder may provide notice to the Trustee (a "Call Request") no less than 5 Business Days prior to any Call Date, that it is exercising its Call Rights with respect to the Underlying Securities on such Call Date.

           (iii) Upon receipt of a Call Request, the Trustee shall provide a conditional call notice to the Depository not less than 3 Business Days prior to the applicable Call Date.

           (iv) As a condition to any Optional Call, an opinion of counsel to the Rights Holder shall be delivered to the Rating Agencies, in form satisfactory to the Rating Agencies, indicating that payment of the Call Price shall not be recoverable as a preferential transfer or fraudulent conveyance under the United States Bankruptcy Code. Such opinion may contain customary assumptions and qualifications. In addition, the Rights Holder shall provide a certificate of solvency to the Trustee.

           (v) Deliveries of the Certificates called to the Rights Holder (the "Purchaser") will only be made against payment by the Purchaser of the Call Price in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. In the event that the Purchaser fails to make such payment by such time (a "Purchase Default"), the sale shall be voided and the Optional Call will be deemed not to be effective with respect to such Distribution Date, and the Certificates and the Call Rights shall continue to remain outstanding. Subject to receipt of the Call Price as aforesaid, the Trustee shall pay the Call Price to the Certificateholders on the Call Date.

           (vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Call Price without the prior written consent of the Rights Holder. Any amendment to the Call Price for any Class of Certificates shall require the consent of 100% of the holders of such Class (but shall be deemed to have no adverse effect on holders of the other Class of Certificates).

           (vii) The Trustee shall not be obligated to determine whether an Optional Call complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

           (viii) This Section 7 shall not provide the Rights Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

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
           (ix) The Rights Holder shall initially be the Depositor and such Call Rights may be transferred. However, the Trustee is under no obligation to recognize any notice of transfer unless it is signed by the transferor and the transferee.

           Section 8. Events of Default.

           Within 30 days of the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

           Section 9. Miscellaneous.

           (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 2001-1 Certificates.

           (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Series 2001-1 Certificates.

           (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

           (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

           (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Series 2001-1 Certificates.

           (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest.

           (g) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

           (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

           (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class A-1 and Class A-2 Certificates representing the Required Percentage-Removal.

           (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

           (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

           (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in accordance with the customary practices of the Depositor, need not contain any independent reports.

           (n) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

           (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

           (p) Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

           If to the Depositor, to:

           Lehman ABS Corporation
           3 World Financial Center
           New York, New York  10285
           Attention:  Structured Credit Trading
           Telephone:  (212) 526-6570
           Facsimile:  (212) 526-1546

           If to the Trustee, to:

           U.S. Bank Trust National Association
           100 Wall Street
           New York, New York  10005
           Attention:  Corporate Trust
           Telephone:  (212) 361-2500
           Facsimile:  (212) 809-5459

           If to the Rating Agencies, to:

           Moody's Investors Service, Inc.
           99 Church Street 21W
           New York, New York  10007
           Attention:  CBO/CLO Monitoring Department
           Telephone:  (212) 553-1494
           Facsimile:  (212) 553-0355

           and to:

           Standard & Poor's
           55 Water Street
           New York, New York  10041
           Attention:  Structured Finance Surveillance Group
           Telephone:  (212) 438-2482
           Facsimile:  (212) 438-2664

           If to the New York Stock Exchange, to:

           New York Stock Exchange, Inc.
           20 Broad Street
           New York, New York  10005
           Attention:  Michael Hyland
           Telephone:  (212) 656-5868
           Facsimile:  (212) 656-6919


           Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

           Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

           Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

           Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(d) hereof, the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution to the Class A-1 and Class A-2 Certificateholders. The Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities against payment in same day funds deposited into the Certificate Account.

           Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

           Section 15. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 and Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of Certificateholders representing 100% of the Class A-2 Certificates and 100% of the Class A-1 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

           In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 and Class A-2 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Class A-1 and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above.

           If an event of default under the Indenture occurs and is continuing, and if directed by a majority of the outstanding Class A-1 and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in an outstanding principal amount equal to the outstanding certificate principal amount of the Class A-1 and Class A-2 Certificates in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

           IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.


                                 LEHMAN ABS CORPORATION,
                                     as Depositor

                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity
                                     but solely as Trustee on behalf
                                     of the Corporate Backed Trust
                                     Certificates Series, 2001-1
                                     Trust

                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                                                   SCHEDULE I

                                  SERIES 2001-1

                         UNDERLYING SECURITIES SCHEDULE
                         ------------------------------


Underlying Securities:                        7.54% Cumulative Capital
                                              Securities  due January 15, 2027.

Underlying Securities Issuer:                 JPM Capital Trust I.

CUSIP Number:                                 46623PAA2.

Principal Amount Deposited:                   $46,851,000.

Original Issue Date:                          December 4, 1996.

Principal Amount of
Underlying Securities
Originally Issued:                            $750,000,000.

Maturity Date:                                January 15, 2027.

Principal Payment Date:                       January 15, 2027.

Interest Rate:                                7.54% per annum.

Interest Payment Dates:                       January 15th and July 15th.

Underlying Securities Record Dates:           The day immediately preceding
                                              each Distribution Date.

                                                                  SCHEDULE II

JPM RETAIL BOND
CLASS "A-2"
TRANCHE CALL SCHEDULE

                 DATE                                     ENDING BALANCE
                 ----                                     --------------
                1/16/01                                     $ 146,407
                7/15/01                                     $ 153,728
                1/15/02                                     $ 161,414
                7/15/02                                     $ 169,485
                1/15/03                                     $ 177,959
                7/15/03                                     $ 186,857
                1/15/04                                     $ 196,200
                7/15/04                                     $ 206,010
                1/15/05                                     $ 216,310
                7/15/05                                     $ 227,126
                1/15/06                                     $ 238,482
                7/15/06                                     $ 250,406
                1/15/07                                     $ 262,927
                7/15/07                                     $ 276,073
                1/15/08                                     $ 289,877
                7/15/08                                     $ 304,370
                1/15/09                                     $ 319,589
                7/15/09                                     $ 335,568
                1/15/10                                     $ 352,347
                7/15/10                                     $ 369,964
                1/15/11                                     $ 388,462
                7/15/11                                     $ 407,885
                1/15/12                                     $ 428,280
                7/15/12                                     $ 449,694
                1/15/13                                     $ 472,178
                7/15/13                                     $ 495,787
                1/15/14                                     $ 520,577
                7/15/14                                     $ 546,605
                1/15/15                                     $ 573,936
                7/15/15                                     $ 602,632
                1/15/16                                     $ 632,764
                7/15/16                                     $ 664,402
                1/15/17                                     $ 697,622
                7/15/17                                     $ 732,504
                1/15/18                                     $ 769,129
                7/15/18                                     $ 807,585
                1/15/19                                     $ 847,964
                7/15/19                                     $ 890,363
                1/15/20                                     $ 934,881
                7/15/20                                     $ 981,625

                1/15/21                                    $ 1,030,706
                7/15/21                                    $ 1,082,241
                1/15/22                                    $ 1,136,353
                7/15/22                                    $ 1,193,171
                1/15/23                                    $ 1,252,830
                7/15/23                                    $ 1,315,471
                1/15/24                                    $ 1,381,245
                7/15/24                                    $ 1,450,307
                1/15/25                                    $ 1,522,822
                7/15/25                                    $ 1,598,963
                1/15/26                                    $ 1,678,912
                7/15/26                                    $ 1,762,857
                1/15/27                                    $ 1,851,000